Exhibit 5.1

Simpson Thacher & Bartlett LLP

425 LEXINGTON AVENUE

NEW YORK, NY 10017-3954

TELEPHONE: +1-212-455-2000

FACSIMILE: +1-212-455-2502

August 10, 2026

First Advantage Corporation

1 Concourse Parkway NE, Suite 200

Atlanta, Georgia 30328

To the Addressee Stated Above:

We have acted as counsel to First Advantage Corporation, a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the sale of up to 87,450,000 shares of common stock, par value $0.001 per share (the “Common Stock”), of the Company that may be sold from time to time by the selling stockholder identified in the Registration Statement (the “Selling Stockholder Shares”). The Selling Stockholder Shares may be sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”) and any supplements to the Prospectus pursuant to Rule 415 under the Securities Act.

We have examined the Registration Statement and the Amended and Restated Certificate of Incorporation of the Company included as Exhibit 3.1 to the Registration Statement. In addition, we have examined, and have relied as to matters of fact upon, originals, or duplicates or certified or conformed copies, of such records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company and have made such other investigations as we have deemed relevant and necessary in connection with the opinion hereinafter set forth.

BEIJING	BOSTON	BRUSSELS	DALLAS	HONG KONG	HOUSTON	LONDON	LOS ANGELES	LUXEMBOURG	PALO ALTO	SAN FRANCISCO	SÃO PAULO	TOKYO	WASHINGTON, D.C.

Simpson Thacher & Bartlett LLP
First Advantage Corporation	- 2 -	August 10, 2026

In rendering the opinion set forth below, we have assumed the genuineness of all signatures, including electronic signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that the Selling Stockholder Shares are validly issued, fully paid and nonassessable.

We do not express any opinion herein concerning any law other than the Delaware General Corporation Law.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus included in the Registration Statement.

Very truly yours,

/s/ SIMPSON THACHER & BARTLETT LLP